EXHIBIT 10.19

                                  ASTRALIS LTD

                          CONSULTANT AGREEMENT BETWEEN

                 ASTRALIS LTD AND Michael R. Garone - MADE AS OF

                            Monday, February 21, 2005

      Agreement made as of the 2lst day of February 2005 by and between ASTRALIS LTD having its principal address at 75 Passaic Ave., Fairfield, N.J. 07004 and Michael R. Garone (CONSULTANT), having its principal address at 4 Hawser Way, Randolph, NJ 07869

      ASTRALIS LTD and CONSULTANT desire to enter into an agreement whereby the CONSULTANT will perform certain professional services as an independent contractor.

      In consideration of the mutual promises in this agreement, the CONSULTANT agrees to perform the professional services set forth in paragraph 1 with the standard of professional care and skill customarily provided in the performance of such services, and ASTRALIS LTD agrees to pay the CONSULTANT such amounts as are specified herein, all upon the following conditions:

1. You are hereby retained by ASTRALIS LTD as a CONSULTANT who is an independent contractor and shall perform the services set forth on
      Schedule I attached hereto. CONSULTANT is being retained on an exclusive basis.

2. CONSULTANT shall be paid for the services actually performed in the manner and amounts set forth on Schedule I. ASTRALIS LTD shall not be liable for any other costs or expenses of any nature in connection with CONSULTANT's work with the exception of wire line and wireless telephone service used by the consultant to perform the duties set forth in schedule I. The parties also agree that CONSULTANT may request ASTRALIS LTD permission to incur other additional expenses in connection with the services set forth in paragraph 1 above. Upon prior written approval of said expenses by the project director set forth in paragraph 5 below, ASTRALIS LTD shall, upon submission of supporting documentation, reimburse CONSULTANT for said expenses. Any additional services beyond those set forth in paragraph 1 above shall be performed by the CONSULTANT only after an agreement in writing between CONSULTANT and ASTRALIS LTD.

3. Payment for compensation earned in accordance with Schedule I and reimbursable out- of-pocket expenses in accordance with paragraph 2 above will be made by ASTRALIS LTD to the CONSULTANT within thirty (30) days of receipt of invoice from CONSULTANT. Late payments will incur a late payment charge of 5% per month.

4. This Agreement shall commence as of the date first written above and continue eight (8) months until October 20, 2005, unless terminated earlier by either party in accordance with this Agreement.

5. ASTRALIS LTD designates James Sharpe, President and Chief Executive Officer as project director to whom CONSULTANT shall from time to time provide written and verbal reports setting forth the progress of CONSULTANT's work.

6. CONSULTANT is not, and shall not be considered, an employee of ASTRALIS LTD. CONSULTANT acknowledges full responsibility for compliance with all Federal, State, and City tax regulations regarding taxes that may accrue on the fee paid as a result of services rendered ASTRALIS LTD. Further, ASTRALIS LTD will not provide workers' compensation nor any other benefit whatsoever to CONSULTANT except for compensation identified in paragraph 2 above.

7. ASTRALIS LTD agrees to hold CONSULTANT and/or its, family, sources of finding and its operation staff harmless, and to defend and indemnify them against all claims, actions, liability, damage, loss and expenses, including but not limited to, by reason of injury, illness or death to any person or damaged property arising or alleged to have arisen out of CONSULTANT's activities in connection with this Agreement. ASTRALIS LTD will assure that CONSULTANT is an insured party of the current Directors & Officers Liability Insurance policy and that ASTRALIS LTD will assume any deductible costs that may be incurred by CONSULTANT as a result of a future claim or legal action resulting from, the performance of his duties as interim CFO.

8. Either party may terminate this Agreement early without cause by giving the other party thirty (30) calendar days written notice of its election to terminate. Either party may terminate this Agreement early with cause upon ten (10) calendar days written notice.

9. CONSULTANT, during the period of this Agreement, shall not, without the prior written consent of ASTRALIS LTD, enter into any arrangement that will conflict with the tasks undertaken pursuant to this Agreement. CONSULTANT represents that as of the date of this Agreement he has no existing arrangements or agreements that could conflict with his responsibilities under this Agreement.

10. CONSULTANT shall personally perform the services covered by this Agreement. CONSULTANT shall not assign any interest in this Agreement be assigned without prior written approval of ASTRALIS LTD.

11a. CONSULTANT recognizes that all records, information and materials (including but not limited to patentable subject matter and potential trade secrets and know-how) that are received by CONSULTANT from ASTRALIS LTD before or during the term of this Agreement and all copies made by CONSULTANT of these records, information and materials are and shall remain the property of ASTRALIS LTD, shall be held in strict confidence by CONSULTANT during the term of this Agreement and for five (5) years thereafter, shall be used by CONSULTANT solely for the purpose of performing his obligations hereunder, and shall be returned at the termination of this agreement or earlier at the specific request of ASTRALIS LTD. CONSULTANT shall disclose promptly to ASTRALIS LTD all inventions, discoveries, formulas, processes, computer programs, algorithms, designs, trade secrets, works of authorship related to or directly relevant to


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

      ASTRALIS LTD Intellectual Property or research results, whether or not fixed in a tangible medium of expression and other information and know-how (collectively hereinafter "TECHNOLOGY") made, discovered or developed by CONSULTANT either alone or in conjunction with any other person or entity during the term of this Agreement. CONSULTANT agrees that all TECHNOLOGY made, discovered, developed, authored, prepared or conceived by CONSULTANT during the term of this Agreement in connection with the furtherance of this Agreement whether alone or in combination with another, whether or not on ASTRALIS LTD premises, shall belong exclusively to ASTRALIS LTD. CONSULTANT acknowledges that no rights whatsoever in the TECHNOLOGY are retained by CONSULTANT including the right to prepare derivative works and that work of authorship shall be deemed a work made for hire.

11b. CONSULTANT agrees to and hereby does assign all right, title and interest in and to any TECHNOLOGY to ASTRALIS LTD. ASTRALIS LTD shall have the right to apply for, prosecute, obtain, retain and transfer any and all copyrights, trademarks, registrations, patents or any such similar right or property interest arising from or in connection with the TECHNOLOGY. CONSULTANT agrees to cooperate with and provide all reasonable assistance to ASTRALIS LTD, its designees, assignees or licensees in connection with the foregoing.

12. This Agreement constitutes the entire understanding between ASTRALIS LTD and CONSULTANT. Both parties represent that they have the capacity to enter into this Agreement and perform the obligations hereunder. This Agreement or any amendment shall not be binding unless executed in writing by ASTRALIS LTD and CONSULTANT.

13. This Agreement shall be construed in accordance with the laws of the State of New Jersey, without regard to its conflict of laws provisions.

14. CONSULTANT has no actual authority, nor shall the CONSULTANT give the impression of having apparent authority, to bind ASTRALIS LTD with regard to any third parties.

15. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, it shall be ineffective only to the extent of such prohibition and the validity and enforceability of all the remaining provisions shall not be affected thereby. The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights, nor shall the same be deemed to be a waiver of any subsequent breach, either of the same provision or otherwise.

16. This agreement may be executed in one or more counterparts or duplicate originals, all of which shall be considered one and the same agreement.


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

IN WITNESS WHEREQF, the parties hereto have executed this Agreement the day set forth above.

ASTRALIS LTD


By: /s/ James Sharpe                               Michael R. Garone
-------------------------------------              -----------------------------
James Sharpe                                       Michael R. Garone
President and Chief Executive Officer              Consultant

              2/21/05                                          2/21/05
-------------------------------------              -----------------------------
Date                                               Date


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

                                   SCHEDULE I

                          CONSULTANT AGREEMENT BETWEEN

    ASTRALIS LTD AND Michael R. Garone - MADE AS OF Monday, February 21, 2005

Compensation

Upon request by ASTRALIS LTD project director or his designee, Consultant shall provide consulting services on to ASTRALIS LTD, at the rate of $15,600.00 per month provided however that 1) the minimum effort level will be 40 hours per week and that the total fee shall not exceed $15,600.00 per month without the prior written consent of ASTRALIS LTD project director or his designee. The consultant fee ($15,600.00 per month) is payable in 1/2 monthly installments. ASTRALIS LTD and Consultant shall periodically review the maximum per- month fee for services to take into account the situations of both parties. The nature and scope of these services is to function as interim CFO as described below in paragraph 1, Services.

Services

1. As the Chief Financial Officer (CFO) the consultant will assist the Chief Executive Officer lead and implement the company's long-term strategy and vision. Responsibilities include: financial planning and management, sourcing funding, building relationships with the financial community, partnering with other pharmaceutical companies, contract negotiations; and ultimately provide successful growth in value for investors and shareholders and enhance the ASTRALIS LTD name and reputation for excellence. The interim CFO will report to the Chief Executive Officer.

2. ASTRALIS LTD agrees to cooperate with Consultant in the performance of the foregoing services: Consultant shall keep in frequent contact with ASTRALIS LTD project director or his designee, and shall file periodic written reports at ASTRALIS LTD request. Consultant has a fiduciary duty to ASTRALIS LTD, and does not now, and will not in the future represent, or accept compensation from, or enter into conflicting arrangements with any other person relating to the agreed Services without ASTRALIS LTD prior written consent. Consultant shall not present ASTRALIS LTD position on commercial terms to a third party without the prior consent of ASTRALIS LTD.

3. If requested by Consultant, ASTRALIS LTD will provide reasonable, available office space, computers, internet access, internal email address, business cards, reimbursement for travel expenses, and administrative support services to Consultant for his performance of this Agreement.

ASTRALIS LTD.

By: /s/ James Sharpe                               Michael R. Garone
-------------------------------------              -----------------------------
James Sharpe                                       Michael R. Garone
President and Chief Executive Officer              Consultant

               2/21/05                                        2/21/05
-------------------------------------              -----------------------------
Date                                               Date


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